UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 16, 2004


                                 FX ENERGY, INC.
             (Exact name of registrant as specified in its charter)


            Nevada                         0-25386               87-0504461
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)


              3006 Highland Drive, Suite 206
                   Salt Lake City, Utah                       84106
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         (Address of principal executive offices)           (Zip code)


       Registrant's telephone number, including area code: (801) 486-5555


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
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On March 16, 2004, FX Energy, Inc. announced that it signed a new agreement with
CalEnergy Resources (CalEnergy) expanding the area of the FX/CalEnergy joint operations in Poland. CalEnergy earned the acreage covering the Zaniemysl gas field by paying for the cost to drill the Zaniemysl-3 well. The agreement covers new acreage surrounding the Zaniemysl field referred to as the Greater Zaniemysl Area (GZA). The GZA was established to allow the two companies to put the Zaniemysl discovery into production while developing other nearby natural gas opportunities that both parties believe have the potential to add economic value to the overall Zaniemysl project.

The GZA will increase the acreage earned by CalEnergy to 45,220 acres covering approximately 17% of Fences I, and will require CalEnergy to pay $250,000 of FX Energy's share of geological and geophysical work on the GZA project. Both companies anticipate additional seismic acquisition and reprocessing in the expanded project. FX Energy and CalEnergy will each hold a 24.5% interest in the GZA and the Polish Oil and Gas Company (POGC) will hold 51%.

Management believes the Zaniemysl field is an unquestioned commercial success. FX Energy is working on the design and construction schedule for production facilities and pipeline and will drill the Zaniemysl-4 well to tie into that schedule. Management believes it makes good economical sense to think about other natural gas opportunities in the neighborhood that can share these facilities. FX Energy is pleased to have CalEnergy expand its participation to include identifying and developing the remaining potential value of the GZA. Outside the GZA, FX Energy will continue its exploration program seeking large potential reserves in the near term, starting with the Sroda and Rusocin exploration wells, which are next in line on the FX Energy/POGC Fences I and II drilling schedule.

FX Energy holds interests in five project areas in Poland:

         o The Fences I project area covers approximately 265,000 acres in western Poland's Permian Basin. FX Energy holds a 49% interest, except for a few thousand acres around the Zaniemysl-3 well where FX Energy holds 24.5% and CalEnergy holds 24.5%. POGC holds 51%.

         o The Fences II project area covers approximately 670,000 acres in western Poland's Permian Basin. FX Energy has a 49% interest in Fences II and POGC holds 51%.

         o The Fences III project area covers approximately 770,000 acres in western Poland's Permian Basin. FX Energy holds a 100% interest.

         o The Wilga project area covers approximately 250,000 acres in central Poland; FX Energy holds a 45% interest.

         o The Pomerania project area covers approximately 2.2 million acres in western Poland's Permian Basin. FX Energy holds a 100% interest in the Pomerania project area, except for one block of approximately 225,000 acres where its interest is 85% and POGC holds 15%. FX Energy will drop the Pomerania project area this year.

This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 2003 annual report on Form 10-K and other SEC reports.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            FX ENERGY, INC.
                                            Registrant


Dated: March 16, 2004                       By  /s/ Scott J. Duncan
                                               ---------------------------------
                                               Scott J. Duncan, Vice President

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